 POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints each of Patrick A. Broderick, Richard K. Whitney, and Gary W. Beil the undersigned's true and lawful attorney-in-fact to:

        1.        execute for and on behalf of the undersigned Forms 3, 4 and 5 (the "Forms") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

        2.        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and the timely filing of such Forms with the United States Securities and Exchange Commission (the "SEC") and any other person; and

        3.        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

        The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

By executing this Power of Attorney, the undersigned hereby expressly revokes the prior power of attorney that was executed on August 29, 2002.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the undersigned shall cease to be subject to Section 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2003.

                                                        /s/ William L. Roper
                                                        Signature

                                                        William L. Roper
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